UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 9, 2007

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the annual meeting of shareholders of Taubman Centers, Inc. (the “Company”) on May 9, 2007, shareholders elected the two director nominees to serve three-year terms and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007. Shareholders did not approve the shareholder proposal requesting that the Company’s Board of Directors take the necessary steps to declassify the Board. The results of the voting are shown below*:

Proposal 1 — Election of Directors

Nominees	Votes For	Votes Withheld
Jerome A. Chazen	69,731,245	2,569,903
Craig M. Hatkoff	70,038,166	2,262,983

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
72,152,252	137,918	10,976

Proposal 3 — Shareholder Proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
38,792,749	30,990,415	98,634	2,419,349

*For Proposal 1, the two nominees receiving the most votes cast were elected as directors. Proposals 2 and 3 required the affirmative vote of 66⅔% of the outstanding voting shares for approval; the total outstanding voting shares as of the record date, March 22, 2007, were 81,046,432 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2007	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer